Exhibit 10.24

TOSHIBA AMERICA CONSUMER ELECTRONICS
PRODUCT LISTING AGREEMENT
                                          [Value America The Living Store! logo]
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The Living Store:

     Value America is the ultimate home shopping retailer. We prevail by presenting the merits of your products directly to the consumer. Value America's dynamic multimedia category demonstrations effectively reveal the features, benefits, style and value of every product we sell.

BASIC - CATEGORY PRESENTATIONS:

     Basic Product Category Presentations are created entirely from your existing library of photographs, illustrations and copy. We transform the artwork you have created for your catalogs and packaging into educational, consumer-oriented sales presentations. Each can feature a dozen individual products. We guarantee to update and host these listings a minimum of one year at our expense.

Development                                   Participation     Quantity
Creative Development & Copy Selection            $  X
Graphic Design of Web Presentation               $  X
Photo & Graphic Compression                      $  X
Composition & Data Entry                         $  X
World Wide Web Site Generation                   $  X               X
Total Supplier Participation                     $  X             _____

MULTIMEDIA - CATEGORY PRESENTATIONS:

     Multimedia Category Presentations are principally created from your existing library of photographs and illustrations. We augment your artwork with our own and write compelling consumer-oriented copy. We script and produce a powerful narrative dialog that speaks directly to the consumer, enables automatic pagination, and compels acquisition. These dynamic feature oriented presentations can include two dozen individual products. Multimedia Presentations average ten panels in length and are paced to present product attributes over five minutes. We guarantee to update and host these listings for two years at our expense.

Development                                      Participation     Quantity
Creative Development, Narrative Scripts & Copy      $  X
Graphic Design and Illustrations                    $  X
Still Photography, Props & Processing               $  X
Multimedia Narrative Audio Streams                  $  X
Photo & Graphic Compression                         $  X
Composition & Data Entry                            $  X
World Wide Web Site Generation                      $  X               2
Total Supplier Participation                        $  X             _____




COMPREHENSIVE VIDEO & MULTIMEDIA - CATEGORY PRESENTATIONS:

     Comprehensive Video & Multimedia Category Presentations integrate your best photographs and illustrations into dynamic sales presentations. Value America produces powerful consumer-oriented copy, environmental photographs, and computer illustrations. We script and produce a professional narrative dialog that powerfully impacts the consumer's impression of your company and products. We write, and produce broadcast-quality video demonstrations to reveal your product's unique features, style, and quality. Each two to three minute video is professionally edited, compressed and streamed for tomorrow's world of enhanced connectivity. Animation, special effects, and music are used to make these presentations as entertaining as they are compelling. Each Comprehensive Video & Multimedia Category Presentation can feature up to three dozen individual items. Multimedia segments average twelve panels in length and are typically paced to present information over seven minutes. Our two to three minute video demonstrations follow the multimedia presentation. We guarantee to update the multimedia and product segments and host the entire listing and presentation for a minimum of three years at our expense.

Development                                  Participation     Quantity
Creative Development, Scripts & Copy            $  X
Video Cast, Crew, Production & Editing          $  X
Graphic Design and Illustrations                $  X
Still Photography, Props & Processing           $  X
Animation & Special Effects                     $  X
Multimedia Narrative Audio Streams              $  X
Video, Photo & Graphic Compression              $  X
Advanced Composition & Data Entry               $  X
World Wide Web Site Generation                  $  X
Broadcast Bandwidth Site Generation             $  X               0
Total Supplier Participation                    $  X             _____

Payment Terms:
50% Upon Acceptance.
50% Quarterly @ $X or X% on sales whichever is sooner.

Value America Agrees:
1. To maintain listing, update presentation and sell products for at least the one to three year term specified unless products are discontinued, or the supplier fails to perform reasonably.
2. To provide subsequent product presentation updates at cost not to exceed $100 an hour.
3. To complete category presentations within 60 to 90 days with appropriate supplier support.
4. To create effective purchasing procedures and host retail sites with sufficient bandwidth.
5. To implement reasonable MAP or value pricing to maximize revenue.
6. To communicate forecasts, purchase orders and shipping information electronically using EDI.
7. To be solely responsible for customer payment and to reimburse supplier within 30 days.
8. To be solely responsible for outbound freight and to pay carriers directly.
9. To diminish non-defective returns through supportive and integrated customer service.
10.To reduce sales support and order processing cost by eliminating color packaging, retail displays, slotting fees, store service, markdowns, guaranteed sales, rebates, new store allowances, extended payment terms, prepaid freight, complicated routing, compliance penalties, bills of lading, and manual order processing.

Supplier Agrees:
1. To provide copies of existing video, photos, illustrations and copy for integration into presentations.
2. To provide data, competitive analysis, catalogs, packaging, and sales training documents on each product.
3. To supply accurate data and to reimburse Value America should we need to correct inaccuracies.
4. To deliver a sample of each product selected. These will be used in the creation of product presentations.
5. To provide a sales narrative of each product's features, benefits, performance capabilities, style, composition, value and competitive advantages dictated by a knowledgeable spokesperson.
6. To not directly solicit any Value America customer without our express permission.
7. To provide the lowest net FOB quotation on all products selected by Value America.
8. To ship orders promptly using two-way EDI with automatic bar code labeling to minimize cost.
9. To accept defective product returns and issue full credit.
10.To use original content created for the product sales presentations only with our express written consent.

Agreed:

TOSHIBA CONSUMER ELECTRONICS

                                         /s/ illegible       6/3/97       $X
---------------------------------        -----------------  ----------- --------
Supplier                                 Representative     Date         Value

/s/ illegible                           /s/ Craig A. Winn
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Authorized Signature                      Value America



                                          [Value America The Living Store! logo]